Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2016, in the Registration Statement (Form S-1) and related Prospectus of DTZ Jersey Holdings Limited for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, NY

June 20, 2018